Exhibit 10.26

AMENDMENT NO 2, dated as of December 15, 2007, to that Employment Agreement dated November 1, 2004 (the “Agreement”) by and between Kevin Hyson (the “Executive”) and AMERICAN MEDIA OPERATIONS, INC. (the “Company”).

Effective as of the date first written above, the Agreement is hereby amended as follows:

1. Paragraph 1a of the Agreement, as amended, is hereby deleted and the following substituted therefore:

Employment Term. The company shall employ Executive until December 31, 2008 (the “Employment Term”) on the terms and subject to the conditions set forth in the Agreement. The Agreement shall be considered effective as of November 1, 2004 (the “Effective Time”).

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 2 as of the date first written above.

AMERICAN MEDIA OPERATIONS, INC.

By:	/s/ David Pecker	12/28/07
Date

/s/ Kevin Hyson	12/28/07
Kevin Hyson	Date